EXHIBIT 10.2


              SOFTWARE LICENSE, TECHNICAL SUPPORT, AND OPERATION OF
                    CUSTOMER SERVICE & DATA CENTRE AGREEMENT


THIS AGREEMENT is made as of the 1st day of September, 2001.

BETWEEN:

       CYOP SYSTEMS INC., a limited liability company incorporated under the laws of Barbados and having its principal offices at Suite 29-1st Floor, Beckwith Mall, Lower Broad Street, Bridgetown, Barbados

                                                                    ("LICENSOR")

AND:

       BINGO.COM (CANADA) ENTERPRISES INC., a limited liability company incorporated under the laws of Canada and having its principal offices at 3rd Floor--1286 Homer Street, Vancouver, British Columbia, Canada

                                                                    ("LICENSEE")

BACKGROUND:

A. Licensor has developed a software program known as "CrediPlay" (the "Software"), which is an online financial network offering Pay-for-Play tournaments, and Pay-per-Use integrated games, products, and services for licensed users, and which includes an integrated credit card and financial payment processing application that permits licensed users to access and utilize the services of credit card organizations and collect, record, and distribute financial payments in the course of the licensed users' business activities.

B. Licensee operates and maintains an Internet portal or Website that hosts, operates, and organizes skill-based bingo and bingo-like games, tournaments and competitions and an online reference for information and activities relating to bingo and bingo-like games ("LICENSEE'S BUSINESS").

C. Licensor has the necessary personnel, resources, experience, skills, and background in the operation of a customer service and data centre to effectively operate and manage those functions for Licensee's Business.

D. Licensee has requested Licensor to grant a license for the Software and to provide services for the operation of Licensee's customer service and data centre.

E. The parties have agreed to enter into this Agreement on the terms and conditions set forth in this Agreement.

AGREEMENTS:

In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:



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                      PART I--DEFINITIONS & INTERPRETATION

1.       DEFINITIONS

1.1      DEFINITIONS. In this Agreement:

         "ASP" means an application service provider selected by Licensor from time to time to host and operate the Software on the ASP's computer server for access by Licensee, Sublicensees and Customers;

         "APPROVED FINANCIAL INSTITUTION" means a bank, credit union, trust company, investment or brokerage firm, or other financial institution which appears on the list attached as Schedule A to this Agreement, which Schedule A may be modified by Licensee from time to time;


         "BINGO TOURNAMENT" means a bingo or bingo-like tournament, game, or competition hosted on or accessed from Licensee's or Sublicensee's computer systems, servers, or Website, regardless of the name of such tournament, game or competition;

         "CONVERSION RATIO" means, at any time, the ratio then in effect as determined or established by the Rules and Regulations for converting Customer Payments into Customer Credits and vice versa, and which will initially be $0.01 for 1 Customer Credit, subject to change under the Rules and Regulations;

         "CUSTOMER" means any person who gains access to Licensee's or Sublicensee's Website via the Internet for the purpose of participating in a Bingo Tournament, and who pays the applicable Network Maintenance Fees and the applicable Tournament Entrance Fees;

         "CUSTOMER CREDITS" means an electronic unit of participation, which is recorded and used by the Software to allow Customers access to and participation in a Bingo Tournament;

         "CUSTOMER PAYMENTS" means all funds collected from Customers, whether by credit card, debit card, cheque, cash, or any other means;

         "CUSTOMER INFORMATION" means all data relating to Customers collected and stored by the Software or by Licensee's or Sublicensee's Website including, without limiting the generality of the foregoing, name, address, telephone number, telecopier number, e-mail address, credit card numbers and expiration dates, information on other types of payments or fees, activities on the Internet, activities on the Website, and the amount of Customer Payments and Customer Credits;

         "DOCUMENTATION" means any and all documentation accompanying or describing the Software, specifically including any localized version of the Documentation created by Licensor or Licensee and all supplements and new versions of the foregoing items;

         "DOWNLOADABLE SOFTWARE" means the portion of the Software, if any, that must be present on a Customer's computer in order for that Customer's

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         computer to have access to a Bingo Tournament and which may be downloaded or obtained by the Customer via the Internet as a java applet;

         "EFFECTIVE DATE" means the date of this Agreement;

         "ESCROW AGENT" means an independent third party selected, from time to time, by Licensee to hold the Software, including without limitation all source code materials, pursuant to the Escrow Agreement (if and when required by Licensee);

         "ESCROW AGREEMENT" means the agreement to be entered into between Licensor, Licensee and Escrow Agent pursuant to Section 4.3, as amended from time to time;

         "INITIAL SET UP FEE" means the sum of $50,000;

         "INTERNET" means the worldwide collection of computer networks and gateways that use the TCP/ IP suite of protocols to communicate with one another;

         "LICENSE TERM" has the meaning set out in Section 3.3;

         "LICENSE FEES" means, in respect of any period of time, an amount equal to 25% of the Network Maintenance Fees collected by or on behalf of Licensee for that period of time for Bingo Tournaments hosted or operated on or accessed from Licensee's Website, subject to adjustment under Section 8.4;

         "LICENSOR'S CASH ACCOUNT" means an account opened and maintained by Licensor for the benefit of Licensee or a Sublicensee with an Approved Financial Institution for the deposit and withdrawal of cash payments for and on behalf of Licensee or Sublicensee, as the case may be;

         "LICENSEE'S CONFIDENTIAL INFORMATION" has the meaning set out in
         Section 10.4;

         "LICENSOR'S CONFIDENTIAL INFORMATION" has the meaning set out in
         Section 10.1;

         "MASTER CD" means a compact disc containing the Downloadable Software, which may be used to mass produce compact discs for delivery of Downloadable Software to Customers when and if Licensee elected to use such delivery mechanism;

         "NETWORK MAINTENANCE FEES" means the fees expressed in Customer Credits and determined or established by the Rules and Regulations from time to time, which the Customer must pay to Licensee or Sublicensee to register with, and to gain access to Bingo Tournaments, but the Network Maintenance Fees do not include the Tournament Entrance Fees;

         "RULES AND REGULATIONS" means the instructions and guidelines developed or modified from time to time by Licensee to govern all aspects of a Bingo Tournament, including, without limitation, the rules of play that Customers must adhere to, the distribution of the Customer Payments, the method and ratio for conversion of Customer Payments into Customer Credits and vice versa, the eligibility and entrance requirements and criteria for Bingo Tournaments, the amount of Network Maintenance Fees,


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                                                                         Page 4

         and the allocation and distribution of the Tournament Entrance Fees, with the initial Rules and Regulations attached hereto as Schedule B;

         "SERVICE FEES" means, in respect of any period of time, an amount equal to 5% of the Network Maintenance Fees collected by or on behalf of Licensee for that period of time, for Bingo Tournaments hosted or operated on or accessed from Licensee's Website, subject to adjustment under Section 8.6;

         "SERVICES TERM" has the meaning set out in Section 5.4;

         "SOFTWARE"--further to the description set forth in the recitals--means the source code form (in all data formats) of the current and any future version of Licensor's software programs known as "CrediPlay" and specifically includes the most current release of any localized version of the Software by Licensor and any Updates to any such program from time to time;

         "SUBLICENSEE" means any party to whom Licensee grants a sublicense to use the Software in the Territory for the support or operation of Bingo Tournaments conducted by the Sublicensee;

         "SUBLICENSE FEES" means, in respect of any period of time, an amount equal to 26% of the Network Maintenance Fees collected by or on behalf of a Sublicensee for that period of time for Bingo Tournaments hosted or operated on or accessed from the Sublicensee's Website;

         "SUBLICENSEE INITIALIZATION FEES" means, in respect of any Sublicensee appointed by Licensee, a mutually agreed fee payable to Licensor for services rendered by Licensor to initialize and make the Software accessible for use by that Sublicensee and its Customers;

         "SUBLICENSEE SERVICE FEES" means, in respect of any period of time, an amount equal to 10% of the Network Maintenance Fees collected by or on behalf of a Sublicensee for that period of time for Bingo Tournaments hosted or operated on or accessed from the Sublicensee's Website;

         "SPECIFICATIONS" means all specifications and requirements for the Software set forth in Licensor's standard documentation as modified or supplemented in writing and signed or approved by Licensor;

         "SUPERVISOR" means Licensee's Chief Financial Officer;

         "TERRITORY" has the meaning set out in Section 3.2;

         "TRADEMARKS" means all Licensor-owned trademarks related to the Software;

         "TOURNAMENT ENTRANCE FEES" means the amount of Customer Credits that the Customer elects to pay towards the winner's prize for Bingo Tournaments, which amount will be retained in a holding account until the completion of the applicable Bingo Tournament, and the sum of all Tournament Entrance Fees paid for a specific Bingo Tournament will be the prize that Customers compete to win in accordance with the Rules and Regulations;


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                                                                          Page 5


         "UPDATES" means any bug fixes, patches, error corrections, enhancements, improvements, supplements, upgrades, and new versions of the Software which Licensor makes available at any time to any of its customers or business associates with or without charge;

         "WARRANTY PERIOD" means the period during which the grant of license and rights made by Licensor to Licensee under this Agreement remains in effect;

         "WEB PAGE" means a document or file that is formatted using HTML and that is intended to be accessible to Customers with a web browser;

         "WEBSITE" means a series of interconnected Web Pages; and

         "WITHHOLDING" means any deduction or withholding made by an Approved Financial Institution from the remittance of converted Network Services Fees by Licensor to Licensee or any Sublicensee.

2.       INTERPRETATION

2.1 GENDER AND NUMBER. Words expressed in one gender include all genders, and the singular includes the plural, and vice versa.

2.2 HEADINGS. Headings have been inserted into this Agreement for convenience of reference only and they do not affect the interpretation of this Agreement.

2.3 RECITALS AND SCHEDULES. The recitals and schedules to this Agreement are incorporated by reference and form part of this Agreement.

2.4 CURRENCY. All references to dollar amounts are references to lawful currency of the United States of America, unless expressly stated to be otherwise.

2.5 AMBIGUITIES. Ambiguities, inconsistencies, or conflicts in this Agreement will not be strictly construed against the drafter of the language but will be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the parties' intentions at the time this Agreement is entered into.

                  PART II--SOFTWARE LICENSE & TECHNICAL SUPPORT

3.       OWNERSHIP, TERRITORY, AND LICENSE TERM

3.1 OWNERSHIP. As between the parties, Licensor owns and will retain all right, title, and interest in and to the Software and the Documentation, except for the limited license rights specifically granted in this Agreement. In addition, Licensee agrees that any derivative software technology or products developed by or on behalf of Licensee (with or without the consent of Licensor) using or based upon the Software or the Documentation will be the sole property of Licensor, and Licensee will, upon request by Licensor, execute an assignment and transfer of rights in such derivative software technology, products, or documentation in favour of Licensor.


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                                                                          Page 6


3.2 TERRITORY. The license and rights granted to Licensee will apply worldwide (the "Territory").

3.3 LICENSE TERM. The license and rights granted to Licensee will have effect from the Effective Date and continue until otherwise terminated pursuant to this Agreement (the "License Term").

4.       GRANT

4.1 PERPETUAL WORLDWIDE LICENSE. Licensor grants to Licensee an irrevocable, worldwide, perpetual license to use the Software in and throughout the Territory for the support and operation of Licensee's Business. The above license includes the right to concurrently utilize the Software on all computer systems, servers, and Websites which host or support Licensee's Business from time to time, to distribute and sublicense the Downloadable Software to Customers as necessary, and to create and maintain copies of the Software for back-up and security purposes. The above license includes the right to grant sublicenses to Sublicensees to use the Software in the Territory for the support and operation of Bingo Tournaments hosted or conducted by the Sublicensees, provided that the terms of the sublicenses shall be on such same terms and conditions as Licensee may from time to time require. The above license does not include the right to modify, improve, or create derivative software, technology, or products from the Software, or to use the Software for any activities that are not in the ordinary course of Licensee's Business. Licensor covenants and agrees that Licensee will, for the duration of this Agreement, have the exclusive right to use the Software in the Territory for the support and operation of an Internet portal or Website to host Bingo Tournaments as conducted by Licensee or its Sublicensees from time to time.

4.2 SOFTWARE HOSTING SERVICES. Licensor will engage the services and computer facilities of an ASP to host the Software on the ASP's computer server for access by Licensee, Sublicensees and Customers. Licensor warrants and covenants that the hosting services and facilities of the ASP will at all times satisfy the performance requirements set out in Schedule C.

4.3 DELIVERY BY LICENSOR TO ESCOW AGENT. When and if required by Licensee, Licensor will enter into an Escrow Agreement on terms and conditions reasonably required by Licensee. Upon execution of the Escrow Agreement, Licensor will immediately deliver to the Escrow Agent, at no additional cost to Licensee, one complete copy of the Software to be held pursuant to the Escrow Agreement, which delivery will include all source code materials for the Software, and from time to time thereafter, Licensor will deliver to the Escrow Agent, at no additional cost to Licensee, the following materials to be held pursuant to the Escrow Agreement:

         (a) current versions of the Software, Specifications, and Documentation, in such format and on such media as Licensee may require to install and operate the Software on Licensee's computer systems and servers, and to grant and support Sublicenses of the Software in accordance with this Agreement, when and if the same are released pursuant to the Escrow Agreement; and

         (b) a Master CD containing the Downloadable Software (including Upgrades thereto).


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                                                                          Page 7


4.4 INTERNET ACCESS BY CUSTOMERS. Licensor will permit and facilitate Customers to:

         (a)      have access to the Software through Licensee's Website; and

         (b) download and install the Downloadable Software on Customers' computers.


4.5 FINANCIAL TRANSACTIONS AND BINGO TOURNAMENT PARTICIPATION. As part of the Software, Licensor will provide Licensee and Sublicensees a financial transaction processing and Bingo Tournament participation system to allow:


         (a) Customers to deposit, through the use of credit cards, debit cards, cheques, cash, or any other method of payment, the Customer Payments, to convert the same into Customer Credits at the Conversion Ratio, and vice versa, to receive payment of the converted amount of Customer Credits and to obtain detailed reports on the status of transactions involving Customer Payments and Customer Credits;

         (b) Customers to gain access to and participate in Bingo Tournaments in accordance with the Rules and Regulations; and

         (c) Licensee and Sublicensees to collect, directly or through a Software administrator, Network Maintenance Fees, to monitor and administer the collection and distribution of Tournament Entrance Fees, to pay License Fees, Service Fees, Sublicense Fees, and Sublicensee Service Fees, and to obtain detailed transaction reports on Customer Payments, Customer Credits, Network Maintenance Fees, License Fees, Service Fees, Sublicense Fees, and Sublicensee Service Fees.

4.6 SUPPORT OBLIGATIONS OF LICENSOR. Licensor will, during the License Term, provide the following support at no additional cost to Licensee or Sublicensees:

         (a) Licensor will use commercial best efforts to create, acquire or develop new Upgrades or Documentation that will implement, facilitate and support the effective, timely and accurate performance of all services which Licensor has agreed to provide herein, and to implement, accommodate and support the Rules and Regulations, and to make all new Upgrades and Documentation immediately available to Licensee;

         (b) maintain and upgrade its staff and facilities to enable it to carry out its obligations under this Agreement and the Rules and Regulations in the most effective, timely, and accurate manner that is technologically possible;

         (b) technical assistance to promptly respond to and resolve difficulties encountered by Licensee or Sublicensees with the Software, such assistance to be available by e-mail, telecopier, and telephone facilities 24 hours per day, 7 days per week, 365 days per year; and

         (c) software programming services to promptly correct errors and overcome problems with the Software, to enhance the effectiveness of the Software and to enable the Software to effectively operate on or be accessed from Licensee's and Sublicensee's computer systems and Websites.

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                                                                          Page 8


              PART III--OPERATION OF CUSTOMER SERVICE & DATA CENTRE

5.       ENGAGEMENT OF LICENSOR

5.1 ENGAGEMENT AND RESPONSIBILITIES. Licensee hereby engages Licensor to operate the customer service centre and data centre for Licensee's Business on the terms and conditions set out in this Agreement. Licensor will be responsible to provide and manage all staff, equipment, and facilities necessary for the operation of:

         (a) the customer service centre to receive and promptly and effectively reply to and process requests for information and service from present, potential, and future Customers; and

         (b) the data centre to promptly and accurately process and issue financial, management, and Customer reports for Licensee's Business (in a form and by such deadlines as the Supervisor may reasonably require from time to time) and to issue and process payments of funds to Customers based on converted Customer Credits in accordance with the Rules and Regulations.

         Licensor hereby accepts the above engagement and agrees to carry out the above duties and responsibilities in accordance with this Agreement and the reasonable targets and requirements and directions of Licensee from time to time. Licensor agrees its duties and responsibilities may be reasonably modified, reduced, or increased at Licensee's request from time to time to meet the requirements of Licensee's Business.

5.2 COVENANTS. Licensor will report to the Supervisor. Licensor will comply with all lawful instructions and directions given by Licensee. Licensor will not represent itself as being a partner of Licensee nor as having any proprietary interest in the Licensee's Business or the intellectual property developed by Licensee. Licensor will not commit or purport to commit Licensee to any financial obligation or liability, without the prior approval of the Supervisor.

5.3 INDEPENDENT CONTRACTOR. Licensor is and will be deemed to be an independent contractor and will provide or procure its own office, equipment, and staff to complete its responsibilities and duties under this Part III. Licensor will register and pay applicable employer premiums under Workers Compensation legislation and will pay all income taxes and statutory remittances on payments received from Licensee. Licensor may, at its sole cost and liability, contract with subsidiaries, affiliates, and third parties to provide portions of the services and facilities which Licensor is required to provide under this Part, provided that Licensor will continue to remain responsible for the due performance of its obligations under this Part.

5.4 RENEWABLE SERVICES TERM. Subject to the provisions for termination set forth in this Agreement, the term of Licensee's engagement under this Part (the "Services Term") will be for an initial period of 3 years commencing on the Effective Date. Thereafter, the Services Term may be renewed by mutual written agreement of the parties for successive 3 year periods, until:

         (a) Licensor's engagement under this Part is terminated by either party in accordance with this Agreement; or,

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                                                                          Page 9


         (b) either party gives written notice to the other party at least 90 days prior to the end of the initial Services Term or any renewal thereof, that the first party elects not to renew the engagement of Licensor for a further Services Term and following such notice, the engagement of Licensor under this Part will terminate on the last day of the current Services Term.

5.5 SERVICES FOR SUBLICENSEES. Licensor will provide the above-stated services for the operation of a customer service centre and data centre for any Sublicensees appointed by Licensee from time to time.


             PART IV--COLLECTION & DISTRIBUTION OF CUSTOMER PAYMENTS
                          AND LICENSOR'S CASH ACCOUNTS


6.       CUSTOMER PAYMENTS


6.1 LICENSOR'S CASH ACCOUNTS. Licensee authorizes Licensor to establish, maintain or operate one or more Licensor's Cash Accounts for the deposit of Customer Payments and for the withdrawal of payments authorized by this Agreement. When requested by Licensee, Licensor will promptly transfer cash amounts between Licensor's Cash Accounts. Licensor acknowledges and agrees that Licensee will be the sole owner of all Customer Payments made by Customers of Licensee and that all funds deposited into Licensor's Cash Accounts as a result of Customer Payments from Customers of Licensee pursuant to this Agreement and the Rules and Regulations will be held in trust by Licensor for Licensee, subject to the express provisions of this Agreement which entitle Licensor to withdraw interest and fees from Licensor's Cash Accounts. At Licensee's request, Licensor will execute a form of general security interest or other agreement prepared by Licensee's solicitors to confirm Licensee's beneficial ownership of all Customer Payments made by Customers of Licensee, subject to the above mentioned exclusions in favour of Licensor.

6.2 COLLECTION OF CUSTOMER PAYMENTS FOR LICENSEE. Licensee hereby appoints Licensor as its agent to use the Software to collect and record the Customer Payments in a timely and accurate manner. The Customer Payments will be made and retained in US currency. Licensor will deposit the Customer Payments in one or more of Licensor's Cash Accounts. Upon deposit into Licensor's Cash Accounts, all Customer Payments made by Customers of Licensee will be the property of Licensee and will be held in trust by Licensor, provided:

         (a) all interest earned on the Licensor's Accounts will be for the sole benefit of Licensor (and Licensee hereby waives and disclaims all rights and title to such interest in favour of Licensor) and such interest may be withdrawn from Licensor's Cash Accounts by Licensor at any time; and

         (b) all fees payable to Licensor pursuant to this Agreement may be withdrawn from Licensor's Cash Accounts by Licensor as and when such fees are due and payable (and Licensee hereby authorizes Licensor to make such withdrawals).

         Following such deposit, no Customer will have any property rights in


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         the Customers Payments or in Licensor's Cash Accounts. Customers'
         rights will then be limited to the Customer Credits as set out in
         Article 7 of this Agreement and the Rules and Regulations. Licensor agrees to remit the balance of converted Network Maintenance Fees to Licensee as set out in Article 8 of this Agreement.

6.3 COLLECTION OF CUSTOMER PAYMENTS FOR SUBLICENCEES. Licensor will act as agent for any Sublicensees appointed by Licensee from time to time, to use the Software to collect and record the Customer Payments made by Customers of Sublicensees in a timely and accurate manner. The Customer Payments will be made and retained in US currency. Licensor will deposit the Customer Payments in one or more of Licensor's Cash Accounts. Upon deposit into Licensor's Cash Accounts, all Customer Payments made by Customers of a Sublicensee will be the property of that Sublicensee and will be held in trust by Licensor, provided:

         (a) all interest earned on the Licensor's Accounts will be for the sole benefit of Licensor (and Licensee will cause Sublicensee to waive and disclaim all rights and title to such interest in favour of Licensor) and such interest may be withdrawn from Licensor's Cash Accounts by Licensor at any time;

         (b) all fees payable in to Licensor for the Sublicence to this Agreement may be withdrawn from Licensor's Cash Accounts by Licensor as and when such fees are due and payable (and Licensee will cause Sublicensee to authorize Licensor to make such withdrawals).

         At Licensee's request, Licensor will execute a form of general security interest or other agreement prepared by Licensee's solicitors to confirm a Sublicensee's beneficial ownership of all Customer Payments made by Customers of that Sublicensee, subject to the above mentioned exclusions in favour of Licensor.

6.4 BOOKS AND RECORDS. On the second business day of each month Licensor will issue a transaction statement to Licensee detailing the calculation, collection, and deposit of the Customer Payments and all applicable Licensor's Cash Accounts for the immediately preceding month. If Licensee has appointed Sublicensees, Licensor will issue separate statements for the Customer Payments relating to each Sublicensee's Website. Licensor will maintain books of account and records relating to the Customer Payments and all applicable Licensor's Cash Accounts and will take reasonable measures to ensure that these books and records are accurate. Upon reasonable notice of not less than 10 days, Licensee or a Sublicensee may, at its expense, inspect such books of account and records. If an inspection determines that Licensor has not collected or deposited the correct amount of the Customer Payments collected or deposited, then Licensor will immediately make the necessary adjusting payment. If Licensor has incorrectly collected and deposited Customer Payments by a figure of greater than 0.5% for the period covered by the inspection, then Licensor will bear the cost of that inspection.

6.5 FINANCIAL SERVICE CHARGES AND CHARGE-BACKS. Notwithstanding any other provision of this Agreement, Licensor will bear the cost of all fees, service charges, however described or named, payable to credit card companies, banks, credit unions, trust companies, investment or brokerage firms or financial institutions for the collection, deposit, investment, handling and remittance of Customer Payments and other payments referred to in this Agreement and the operation of Licensor's Cash Accounts. If any Customer Payment that is made by credit card or


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         debit card is subsequently reversed by the processing financial institution (referred to as a "charge-back"), then such charge-back will be the responsibility of the Licensee or Sublicensee whose Customer Payment is subject to the charge-back, and Licensor shall be entitled to withdraw the amount of the charge-back from the funds held in trust for the responsible Licensee or Sublicensee in the Licensor's Cash Accounts.

7.       CUSTOMER ACCOUNTS

7.1 ESTABLISHMENT OF CUSTOMER ACCOUNTS. Upon receipt of a Customer Payment, Licensor will use the Software to establish a separate account for that Customer. Licensor will use the Conversion Ratio to determine the amount of Customer Credits to be added to that Customer's account in respect of the Customer Payment. Licensor will immediately update and at all times maintain an accurate record of the amount of Customer Credits in a Customer's account, in accordance with the Rules and Regulations and this Agreement. The Software's user interface and the reports issued to Customers and Licensee may, for ease of reference, understanding and operation, show the Customers' accounts in US currency, however, this depiction does not grant the Customers' any rights in the Licensor's Cash Accounts.

7.2 INCREASING CUSTOMER CREDITS. Licensor will increase the amount of Customer Credits in a Customer's account if and to the extent that:

         (a) the Customer is entitled, under the Rules and Regulations, to receive all or part of the Tournament Entrance Fees for a specific Bingo Tournament;

         (b)      the Customer makes additional Customer Payments;

         (c) the Customer is entitled, under the Rules and Regulations, to a refund of any Network Maintenance Fees or Tournament Entrance Fees previously paid by the Customer;

         (d) a third party transfers his or her Customer Credits to the Customer in accordance with the Rules and Regulations;

         (e) an entry in required to correct one or more errors in the Customer's account; or

         (f) any other increase is authorized under the Rules and Regulations.

7.3 DECREASING CUSTOMER CREDITS. Licensor will decrease the amount of Customer Credits in a Customer's account if and to the extent that:

         (a) the Customer is required, under the Rules and Regulations, to pay Network Maintenance Fees for a specific Bingo Tournament;

         (b) the Customer, under the Rules and Regulations, elects to pay Tournament Entrance Fees for a specific Bingo Tournament;

         (c) the Customer demands conversion of the Customer Credits in his or her account and payment of the converted Customer Credits to the Customer's credit card or other account;

         (d) the Customer transfers his or her credits to a third party in accordance with the Rules and Regulations;

         (e) an entry is required to correct one or more errors in the Customer's account; or

         (f) any other deduction is authorized under the Rules and Regulations.

         Using the Software, Licensor will initiate and record prior notice to the Customer of each proposed decrease in the amount of Customer Credits and enable the Customer to record his or her approval of such decrease by sending the appropriate command through the Software.

7.4 CONVERSION AND WITHDRAWAL OF CUSTOMER CREDITS. At any time, a Customer of a Licensee or Sublicensee may authorize the conversion and withdrawal of the Customer Credits, or a portion of the Customer Credits, remaining in the Customer's account. Upon receipt of such authorization, Licensor will immediately use the Software to decrease the Customer's account by the requested amount of Customer Credits (up to the remaining Customer Credits available), and to convert the applicable credits into US currency according to the Conversion Ratio, and immediately withdraw and remit the converted amount of Customer Credits in US currency from funds held in trust in Licensor's Cash Accounts for Licensee or Sublicensee, as the case may be, to the Customer's credit card or other account in accordance with the Rules and Regulations, and any applicable national, federal, state, provincial, municipal, or other laws.

7.5 CUSTOMER ACCOUNT RECORDS. Upon a request by a Customer, Licensor will, using the Software, immediately provide that Customer with an accurate transaction record of that Customer's account, which will display the amount of Customer Credits in that Customer's account, the amount of Network Maintenance Fees and Tournament Entrance Fees paid by that Customer, the amount of Tournament Entrance Fees deposited to that Customer's account for winning a Bingo Tournament as defined in the Rules and Regulations, the total deposits made to that Customer's account, and the total withdrawals from the account made by that Customer. Licensor will provide this report in a secure, confidential electronic form on Licensee's or Sublicensee's Website, in a format suitable for downloading by that Customer via the Internet.

8. NETWORK MAINTENANCE FEES, LICENSE FEES, SERVICE FEES, SUBLICENSE FEES, SUBLICENSEE SERVICE FEES, INTIAL SETUP FEE AND SUBLICENSEE INITIALIZATION FEE

8.1 NETWORK MAINTENANCE FEES. Licensee will be the sole owner of all Network Maintenance Fees paid by Customers of Licensee and each Sublicensee will be the sole owner of all Network Maintenance Fees paid by Customers of that Sublicensee, regardless of the place, account, or manner in which the Network Maintenance Fees are collected, stored, recorded, deposited, or held.

8.2 COLLECTION OF NETWORK MAINTENANCE FEES. Using the Software, Licensor will deduct and collect the Network Maintenance Fees from the

         Customers' accounts on behalf of Licensee and Sublicensees. The Network Maintenance Fees will be initially expressed in Customer Credits and will be recorded in separate accounts for Licensee and each Sublicensee. At the end of each month Licensor will use the Conversion Ratio to convert the Network Maintenance Fees in Licensee's and Sublicensees' accounts into US currency. Until paid to Licensee or Sublicensees, Licensor will hold the converted Network Maintenance Fees in trust for Licensee or Sublicensees in a separate account at an Approved Financial Institution, with interest accruing on this account for the benefit of Licensor.

8.3 LICENSE FEES AND SUBLICENSE FEES. As consideration for the grant of license and rights by Licensor and for the issuance of the warranties and representations by Licensor, Licensee hereby agrees to pay, or will direct its Software administrator to pay, to Licensor the applicable License Fees. Licensee will pay only one set of License Fees regardless of the number of computer systems or servers that the Software is installed on or utilized in the course of Licensee's Business. Licensee will pay, or will direct its Software administrator to pay, Sublicense Fees for each sublicense granted by Licensee.

8.4 MINIMUM MONTHLY LICENSE FEE. Commencing on the Effective Date, Licensee will pay Licensor a minimum monthly license fee of $60,000 for each complete calendar month, inclusive of License Fees and Sublicense Fees payable for that month. The amount by which the minimum monthly license fees for a completed calendar month exceeds the License Fees and all Sublicense Fees paid for that month, if any, will be paid by Licensee to Licensor within 14 days of the last day of that month.

8.5 SERVICE FEES AND SUBLICENSEE SERVICE FEES. Licensee will pay, or will direct its Software administrator to pay, Service Fees to Licensor. The Service Fees will be calculated for each calendar month and paid to Licensor within 14 days after the end of the applicable calendar month. Licensee will pay, or will direct its Software administrator to pay, Sublicensee Service Fees for each sublicense granted by Licensee.

8.6 MINIMUM MONTHLY SERVICE FEE. Commencing on the Effective Date, Licensee will pay a minimum monthly service fee of $18,000 for each complete calendar month, inclusive of the Service Fees and Sublicensee Service Fees payable for that month. The amount by which the minimum monthly service fees for a completed calendar month exceeds the Service Fees and all Sublicensee Service Fees for that calendar month will be paid by Licensee to Licensor within 14 days after the end of the calendar month.

8.7 INITIAL SETUP FEE AND SUBLICENSEE INITIALIZATION FEES. Licensee will pay Licensor the Initial Setup Fee as the one-time consideration for services rendered by Licensor to initialize and make the Software accessible for use by Licensee and its Customers. The Initial Setup Fee will be due and payable on the date the Software is first initialized and made accessible for use by Licensee and its Customers. Licensee will pay Licensor a one-time Sublicensee Initialization Fee for each Sublicensee appointed by Licensee, payable on the date the Software is first initialized for the Sublicensee and its Customers.

8.8 TAXES. The Initial Setup Fee, and all License Fees, Service Fees, Sublicense Fees, Sublicensee Service Fees and Sublicensee Initializations Fees will be subject to all laws and regulations now or hereafter in existence requiring the deduction or withholding of payment for income or other taxes and duties payable by or assessable against Licensor. Licensee will have the right to make such deductions and withholdings and to remit the same to the government or agency concerned and such action will fulfill Licensee's obligation to pay the applicable amount of License Fees, Service Fees, Sublicense Fees, Sublicensee Service Fees and Sublicensee Initialization Fees to Licensor. Licensor will indemnify and save Licensee harmless from all such taxes and duties.

8.9 REMITTANCE OF CONVERTED NETWORK MAINTENANCE FEES. Within 14 calendar days after the end of each calendar month, commencing 30 days after the Effective Date, Licensor will remit from Licensor's Cash Accounts;

         (a) to Licensor, or as Licensor directs, the Initial Setup Fee and all applicable License Fees, Service Fees, Sublicense Fees, Sublicensee Service Fees and Sublicensee Initialization Fees, less Withholding for the preceding month subject to any adjustments or reconciliation payments required from time to time pursuant to this Agreement;

         (b) to Licensee, or as Licensee directs, the balance of the converted Network Maintenance Fees paid by Customers of Licensee for the preceding calendar month, less the Initial Setup Fee and applicable License Fees, Service Fees, and Withholding on the aforesaid fees, and adjustments or reconciliation payments required from time to time pursuant to this Agreement; and

         (c) to each Sublicensee, or as that Sublicensee directs, the balance of the converted Network Maintenance Fees paid by Customers of that Sublicensee for the preceding calendar month, less the Sublicensee Initialization Fee, Sublicense Fees, Sublicensee Service Fees and Witholding on the aforesaid fees, and adjustments or reconciliation payments required from time to time pursuant to this Agreement.

8.10 BOOKS AND RECORDS. Licensor will issue a monthly statement detailing the calculation and payment of Network Maintenance Fees, License Fees, Service Fees, Sublicense Fees and Sublicensee Service Fees to accompany each payment of converted Network Maintenance Fees to Licensee. If Licensee has appointed Sublicensees, Licensor will issue separate statements and payments for the Network Maintenance Fees, Sublicense Fees, and Sublicensee Service Fees relating to each Sublicensee's Website. This statement will be conclusive as to the contents thereof, except for manifest errors and omissions. Licensor will maintain books of account and records relating to Network Maintenance Fees, License Fees, Service Fees, Sublicense Fees and Sublicensee Fees and will take reasonable measures to ensure that these books and records are accurate. Upon reasonable notice of not less than 10 days, Licensee or Sublicensee may, at its expense, inspect such books of account and records. If an inspection determines that Licensor has not paid the correct amount of Network Maintenance Fees, License Fees, Service Fees, Sublicense Fees, or Sublicensee Service Fees, then the parties will make the necessary adjusting payment within 14 calendar days after such determination. If Licensor has underpaid the correct amount of the Network Maintenance Fees, or overpaid the correct amount of License Fees, Service Fees, Sublicense Fees, or Sublicense Service Fees, by more than 2%, then Licensor will bear the cost of the inspection.

8.11 INTEREST ON OVERDUE PAYMENTS. Licensor will pay to Licensee or Sublicensee, as the case may be, interest at the rate of 2% per month, compounded monthly, on all payments of funds due and owing to Licensee or Sublicensee under this Agreement and which have become overdue.

         Interest will accrue at the aforesaid rate on a daily basis until the outstanding payments have been made.

8.12 PRE-CONDITION TO WITHDRAWAL OF FEES. Notwithstanding any other provision of this Agreement, Licensor will not be entitled to withdraw any fees or payments from Licensor's Cash Accounts if Licensor is in default of its obligations or breach of its warranties and representations under this Agreement.

9.       TOURNAMENT ENTRANCE FEES

9.1 COLLECTION OF TOURNAMENT ENTRANCE FEES. Using the Software, Licensor will deduct and collect the Tournament Entrance Fees from Customers' accounts. The Tournament Entrance Fees will be initially expressed in Customer Credits and will be recorded in a separate account for the applicable Bingo Tournament.

9.2 DISTRIBUTION OF TOURNAMENT ENTRANCE FEES. Upon completion of each Bingo Tournament, Licensor will cause the collected Tournament Entrance Fees to be distributed to Customers, in accordance with the Rules and Regulations. Nothing in this Agreement gives Licensee, Licensor, or any Sublicensee any property in or rights to the Tournament Entrance Fees, and no part of the Tournament Entrance Fees will be distributed to Licensee, Licensor, or any Sublicensee.

9.3 BOOKS AND RECORDS. On the second business day of each month Licensor will issue a statement to Licensee detailing the collection, calculation and distribution of the Tournament Entrance Fees for the immediately preceding month. Licensor will maintain books of account and records relating to the Tournament Entrance Fees and will take reasonable measures to ensure that these books and records are accurate. Upon reasonable notice of not less than 10 days, Licensee or a Sublicensee may, at its expense, inspect such books of account and records. If an inspection determines that Licensor has not collected or distributed the correct amount of the Tournament Entrance Fees, then Licensor will immediately make the necessary adjusting payment to the Customers suffering an underpayment. If Licensor has overpaid or underpaid out the Tournament Entrance Fees to Customers by a figure of greater than 0.5% for the period covered by the inspection, then Licensor will bear the cost of that inspection. If Licensee has appointed a Sublicensee or Sublicensees, then Licensor will issue separate statements for the Tournament Entrance Fees relating to each Sublicensee's Website.

            PART V--CONFIDENTIAL, CUSTOMER, & PROPRIETARY INFORMATION

10.      CONFIDENTIALITY

10.1 LICENSOR'S CONFIDENTIAL INFORMATION. The Software, the Documentation, and any other source code, computer program listings, techniques, algorithms, and processes and technical and marketing plans or other sensitive business information, including all materials containing said information, which are supplied by Licensor to Licensee is the confidential information of Licensor (the "Licensor's Confidential Information").

10.2 RESTRICTIONS ON USE. Licensee agrees that, except as allowed under this Agreement or as authorized in writing by Licensor, Licensee will:

         (a) preserve and protect the confidentiality of all of the Licensor's Confidential Information;

         (b) not disclose to any third party the existence, source, content, or substance of the Licensor's Confidential Information or make copies of the Licensor's Confidential Information;

         (c) not deliver any of the Licensor's Confidential Information to any third party, or permit the Licensor's Confidential Information to be removed from Licensee's premises;

         (d) not use any of the Licensor's Confidential Information in any way other than as provided in this Agreement; and

         (e) not disclose, use, or copy any third-party information or materials received in confidence by Licensee for the purposes of this Agreement.

10.3 LIMITATIONS. Information is not considered to be the Licensor's Confidential Information if Licensee can demonstrate that it:

         (a) is already or otherwise becomes publicly known through no act of Licensee;

         (b) is lawfully received from third parties subject to no restriction of confidentiality;

         (c) can be shown by Licensee to have been independently developed by it without the use of the Licensor's Confidential Information;

         (d) is required or authorized by applicable law, regulation, or by administrative, quasi-judicial, or judicial order or decree to be disclosed; or

         (e) is authorized in writing by Licensor to be disclosed, copied, or used.

10.4 LICENSEE'S CONFIDENTIAL INFORMATION. The Customer Information, all information, data, specifications, documentation, and software listings relating to Licensee's Business, and any other source code, computer program listings, techniques, algorithms, and processes and technical and marketing plans or other sensitive business information, including all materials containing said information, which Licensee may from time to time disclose or impart to Licensor is the confidential information of Licensee (the "Licensee's Confidential Information").

10.5 RESTRICTIONS ON USE. Licensor agrees that, except as authorized in writing by Licensee, Licensor will:

         (a) preserve and protect the confidentiality of all of the Licensee's Confidential Information;

         (b) not disclose to any third party the existence, source, content, or substance of the Licensee's Confidential Information or make copies of the Licensee's Confidential Information;

         (c) not deliver any of the Licensee's Confidential Information to any third party, or permit the Licensee's Confidential Information to be removed from Licensor's premises;

         (d) not use any of the Licensee's Confidential Information in any way other than as provided in this Agreement;

         (e) not disclose, use, or copy any third party information or materials received in confidence by Licensor for the purposes of this Agreement; and

         (f) require that each of its employees who work on or have access to the materials that are the subject of this Agreement sign a suitable confidentiality and work-for-hire/ assignment agreement and be advised of the confidentiality and other applicable provisions of this Agreement.

10.6 LIMITATIONS. Information is not considered to be the Licensee's Confidential Information if Licensor can demonstrate that it:

         (a) is already or otherwise becomes publicly known through no act of Licensor;

         (b) is lawfully received from third parties subject to no restriction of confidentiality;

         (c) can be shown by Licensor to have been independently developed by it without the use of the Licensee's Confidential Information;

         (d) is required or authorized by applicable law, regulation, or by administrative, quasi-judicial, or judicial order or decree to be disclosed; or

         (e) is authorized in writing by Licensee to be disclosed, copied, or used.

10.7 LICENSEE REPORTS. Licensor will ensure that all reports and statements to be provided to Licensee or Sublicensees by the Software are in a secure, confidential electronic form in a format suitable for downloading by Licensee or Sublicensees via the Internet.

11.      CUSTOMER INFORMATION

11.1 Customer Information. Licensor acknowledges and confirms that Licensee holds all right, title, and interest in the Customer Information. Nothing in this Agreement gives Licensor any property or interest in the Customer Information. Licensor will preserve, safeguard, and not disclose to any third party any Customer Information that Licensor may be in possession of. Licensor may use the Customer Information to further the interests of the Licensee's Business.

11.2 CUSTOMER REPORTS. Nothing in this Agreement restricts Licensor from recording, storing, manipulating, and extracting Customer Information solely for the purpose of producing the Customer reports described in Part III.

12.      TRADEMARKS

12.1 RIGHT TO USE. Further to the rights granted to Licensee by Licensor, Licensor hereby grants to Licensee and Sublicensees the right to use and display Trademarks solely to the extent reasonably necessary to disclose to third parties Licensee's rights to use the Software and Licensor's ownership interest in the Software and Documentation. Licensee will display the Licensor's trademarks on Licensee's and Sublicensee's Websites in a manner as agreed between the parties.

13.      NON-DISCLOSURE

13.1 NON-DISCLOSURE. Neither party will disclose any of the terms of this Agreement to any third party without first obtaining the consent of the other party, save and except where such disclosure is required or authorized by applicable law, regulation, or by administrative, quasi-judicial, or judicial order or decree to be disclosed.

                         PART VI--WARRANTIES & INDEMNITY

14.      WARRANTIES AND INDEMNITY

14.1     GENERAL WARRANTIES. Licensor warrants as follows:

         (a) during the Warranty Period the media containing each portion of the Software and the Downloadable Software (except for modifications made by Licensee) will, under normal use, be free of defects in materials and workmanship, the Software and the Downloadable Software will operate and perform in accordance with the Specifications and the Documentation, and the media containing the Software and the Downloadable Software will allow the Licensee to replicate the Software and the Downloadable Software;

         (b) Licensor is the sole and exclusive owner of all rights, whether registered or unregistered, in the Software, the Downloadable Software, and the Documentation;

         (c) the Software and the Downloadable Software are not subject to any restriction or to any mortgages, liens, pledges, charges, security interests, encumbrances, or claims or to any rights of others or any kind or nature whatsoever which may prevent, or may be breached by, the grant of license and rights to the Licensee;

         (d) the Software, the Downloadable Software, and the Documentation do not encroach or infringe upon or misappropriate any copyrights, trademarks, trade secrets, or any other proprietary or contractual rights of third parties;

         (e) Licensor has not entered into any agreement or arrangement of any kind whatsoever which may have any restricting affect upon Licensor's rights and authority to grant the license and rights to Licensee;

         (f) Licensor has not entered into any agreement or arrangement of any kind whatsoever which may have any restricting affect upon Licensor's rights and ability to carry out its responsibilities under this Agreement;

         (g) Licensor will not, for the duration of the License Term, provide any management or financial services or support to any third parties conducting business competitive to the Licensee's Business, other than Sublicensees that propose to operate or acquire an internet portal to host bingo tournaments and competitions as conducted by Licensee from time to time;

         (h) Licensor will use best commercial efforts to promote and serve the best interests of Licensee and Sublicensees;

         (i) Licensor will provide to all Sublicensees appointed by Licensee from time to time the services and facilities required to be provided to Licensee pursuant to this Agreement, subject to such enhancements or limitations as Licensee may require;

         (j) Licensor will not interfere with or interrupt the contractual relationship between Licensee and its Sublicensees; and

         (i) the execution, delivery, and the performance and completion of this Agreement by Licensor have been duly authorized by all necessary corporate resolutions of the directors and shareholders of Licensor, as necessary, and the terms of this Agreement are valid and binding obligations of Licensor.

14.2 INDEMNITY AND LIMITATION OF LICENSOR'S LIABILITY. Licensor agrees to indemnify, hold harmless, and defend Licensee and its Sublicensees, directors, officers, employees, and agents from and against all claims, defence costs (including reasonable attorney's fees and disbursements), judgments, and other expenses arising out of or on account of such claims, including without limitation claims of:

         (a) alleged infringement or violation of any trademark, copyright, trade secret, right of publicity or privacy (including but not limited to defamation), patent, or other proprietary right with respect to the Software or Documentation as delivered to Licensee;

         (b) any use of confidential or proprietary information or trade secrets Licensor has obtained from sources other than Licensee;

         (c) any misrepresentation or breach of warranty by Licensor or any negligent act, omission, or breach of Licensor in the performance of this Agreement (and for greater certainty, the failure of Licensor to provide a Sublicensee the services and facilities contemplated in this Agreement or a breach of warranty or misrepresentation by Licensor to a Sublicensee shall constitute a breach by Licensor of this Agreement); and

         (d) Licensor's failure to comply with federal, provincial, state, or local law.


         Licensee agrees that Licensor's maximum aggregate liability under this Section will be limited to the lesser of (i) $5,000,000 and (ii) the aggregate amount of the Initial Setup Fee and all License Fees, Service Fees, Sublicense Fees and Sublicensee Service Fees paid or payable by Licensee during the term of this Agreement and the term of Licensor's engagement under Part III. Any claim for indemnity by Licensee under this Section must be initiated or documented in writing prior to the second anniversary of the date on which Licensee first becomes aware of circumstances which entitle Licensee to claim financial recovery from Licensor under this Section. This Section will survive termination of this Agreement or any Part of this Agreement.

            PART VII--CANCELLATION, TERMINATION, & DISPUTE RESOLUTION

15.      CANCELLATION AND TERMINATION

15.1 CANCELLATION. If Licensee does not pay the License Fees, the Service Fees, the Sublicense Fees or the Sublicensee Services Fees (if the Sublicense Fees or Sublicensee Service Fees are applicable at a given time), then Licensor may cancel this Agreement and thereafter neither party will have any liability or obligation to the other in respect of the matters set out in this Agreement.

15.2 TERMINATION. A party may terminate this Agreement by issuing notice in writing to the other party, if any of the following events occurs:

         (a) the other party is in breach of any provision of this Agreement and fails to cure such breach within 14 days after notice of such breach is received;

         (b) the other party is subject to voluntary or involuntary proceedings which may lead to the dissolution or winding up of its corporate existence, to a declaration of bankruptcy or insolvency against it, to the appointment of a receiver or receiver-manager in respect of its assets or to the assignment of its assets for the benefit of one or more of its secured or unsecured creditors; or

         (c) the other party ceases to carry on business in the ordinary course.

15.3 TERMINATION FOR CONVENIENCE. Licensee or Licensor may at any time terminate Licensor's engagement under Part III, on 3 months written notice.

15.4     ADDITIONAL RIGHT OF TERMINATION BY LICENSEE. In addition to Sections
         15.2 and 15.3, Licensee may immediately terminate Licensor's engagement under Part III of this Agreement at any time by providing written notice to Licensor if Licensee has reasonable grounds to believe Licensor has committed an act of fraud or dishonesty in the course of its engagement under Part III, whether or not such act has resulted in actual loss or damage to Licensee.

15.5 EFFECTS. Upon cancellation or termination of this Agreement, the parties will remain liable to each other for any defaults that occurred prior to the cancellation or termination. Licensee and all Sublicensees will immediately cease using the Software and Documentation and return all copies of the Software and Documentation, and the Licensor's Confidential Information, to Licensor. Licensor will immediately return all of the Licensee's Confidential Information, including the Customer Information, to Licensee. Licensor will, at Licensee's direction, continue to perform its obligations and duties under this Agreement to the date of termination and will cooperate fully with Licensee to ensure that other staff or contractors of Licensee become familiar with the content and status of the services and responsibilities assigned to Licensor.

16.      DISPUTE RESOLUTION AND GOVERNING LAW

16.1 ARBITRATION. The parties agree to submit any dispute arising out of or in connection with this Agreement to binding arbitration in Vancouver, British Columbia before a single arbitrator, appointed by agreement of the parties (or, if they are unable to reach agreement within 21 calendar days, appointed by a justice of the British Columbia Supreme Court) pursuant to the provisions of this Section, and to the extent not inconsistent with this Agreement, the Commercial Arbitration Act (British Columbia), the International Commercial Arbitration Act (British Columbia), and the Rules of the British Columbia International Commercial Arbitration Centre. The parties agree that such arbitration will be in lieu of either party's rights to assert any claim, demand, or suit in any court action, provided that either party may elect either binding arbitration or a court action with respect to a breach by the other party of such party's proprietary rights, including without limitation any trade secrets, copyrights, or trademarks. Any arbitration will be final and binding and the arbitrator's order will be enforceable in any court of competent jurisdiction.

16.2 GOVERNING LAW AND VENUE. The validity, construction, and performance of this Agreement will be governed by the laws of British Columbia, and the applicable laws of Canada, and, subject to Section 16.1, all claims and lawsuits, or either, in connection with this Agreement must be brought in the courts of British Columbia.

                          PART VIII--GENERAL PROVISIONS

17.      GENERAL

17.1 ENTIRE AGREEMENT, MODIFICATION, AND WAIVER. The Agreement, including the recitals and schedules, constitutes the entire agreement between the parties and replaces and supersedes any and all representations, negotiations, or agreements previously existing between the parties. This Agreement may only be modified by the prior written approval of a duly authorized representative of each party. The failure by Licensee or Licensor to enforce at any time, or for any period of time, the provisions of this Agreement, will not be interpreted to be a waiver of the right of either party to enforce any such provision.

17.2 NOTICES. All notices or demands under this Agreement will be via messenger, overnight delivery services, telecopier, or mail to the address of the receiving party specified on page one, above, and will be deemed complete upon receipt.

17.3 ASSIGNMENT. Licensee or Licensor may assign or subcontract this Agreement or any of their respective rights and obligations under this Agreement, or any Part of this Agreement, to another person or entity, upon giving the other party 14 days advance notice, which notice will include the name of the proposed assignee or subcontractor. Despite the foregoing, no such assignment or subcontract will operate to release either Licensee or Licensor from responsibility for the due performance of its obligations under this Agreement. The terms of this Agreement will be fully binding upon, enure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.



17.4 INJUNCTIVE RELIEF. It is understood and agreed that a breach of any provision of this Agreement by either party may cause the other irreparable harm for which recovery of money damages would be inadequate and that either party will therefore be entitled to obtain timely injunctive relief to protect its rights under this Agreement in addition to any and all remedies at law.

17.5 TIME OF THE ESSENCE. Time is of the essence in this Agreement and all obligations of the parties under this Agreement.

17.6 FURTHER ASSURANCES. The parties agree to do all such further acts and execute such further documents as may be reasonably necessary to effectively carry out the terms and intent of this Agreement and to assure to Licensee all of the rights and privileges in the Software and the Documentation.

17.7 PUBLIC DISCLOSURE. Licensor and Licensee are, or will become, either a reporting issuer or controlled by a reporting issuer. Accordingly, each party will have the right, notwithstanding any other provision contained in this Agreement, to make such public disclosure relating to this Agreement and Licensee's use of and rights in the Software as may be required to comply with Licensor's and Licensee's obligations to make full disclosure of its affairs to the public and to regulatory and stock exchange officials.

17.8 SEVERABILITY. If any of the terms or provisions of this Agreement are determined to be invalid, unlawful, or unenforceable to any extent, such term or provision will be severed from the remaining terms and provisions which will continue to be valid to the fullest extent permitted by law.

17.9 COUNTERPARTS. This Agreement may be executed and delivered in counterparts and by telecopier with the same effect as if the parties had concurrently executed and delivered the same original copy of this Agreement.

17.10 FORCE MAJEURE. Neither party will be held responsible for damages caused by any delay or default due to any contingency beyond its control preventing or interfering with its performance under this Agreement.

17.11 NO THIRD PARTY RIGHTS. This Agreement is not for the benefit of any third party, and will not be considered to grant any remedy to any third party whether or not referred to in this Agreement.

17.12 AGENCY. The parties are separate and independent legal entities. Except as expressly set out herein, this Agreement will not constitute either Licensee or Licensor as an agent, representative, partner, joint venturer, or employee of the other party for any purpose. Neither party has the authority to bind the other or to incur any liability on behalf of the other, nor to direct the employees of the other.


TO EVIDENCE THEIR AGREEMENT, the parties have executed this Agreement as of the date written on page one, above.

Accepted and Agreed by Licensee:       Accepted and Agreed by Licensor:

BINGO.COM (CANADA) ENTERPRISES INC.    CYOP SYSTEMS INC.

by:                                    by:
-----------------------------------    --------------------------------
Authorized Signatory                   Authorized Signatory

by:                                    by:

-----------------------------------    --------------------------------
Authorized Signatory                   Authorized Signatory

WE HAVE AUTHORITY TO BIND THE          WE HAVE AUTHORITY TO BIND THE
CORPORATION                            CORPORATION

                                   SCHEDULE A


List of Approved Financial Institutions.

CIBC
HSBC Bank of Canada
Royal Bank of Canada
Scotia Bank (Bank of Nova Scotia)
TD Canada Trust

                                   SCHEDULE B

BINGO.COM, INC.

PLAY4PAY SKILL-BINGO

This page states the Terms and Conditions under which you may use any PAY-TO-PLAY web site operated by or for Bingo.com, Inc. (the "Web Site"). Please read these Terms and Conditions of Use for the Web Site (the "Terms and Conditions") carefully. Any use of the Web Site will constitute your acceptance of and be subject to these Terms and Conditions. If you do not accept the Terms and Conditions stated here, please refrain from using the Web Site. Bingo.com, Inc. (the "Company") may revise these Terms and Conditions at any time by updating this posting. You should visit this page periodically to review the Terms and Conditions, because they are binding on you.

SECTION 1. PAY-TO-PLAY TRANSACTIONS.

All financial transactions relating to the Web Site are handled and processed by CYOP Systems, Inc. ("CYOP") under contract with the Company. You agree that CYOP will be solely responsible for the proper handling of and accounting for all funds involved in such transactions, including compliance with all applicable laws and regulations, and the Company shall not in any event whatsoever be liable to you, and you hereby release any claim and agree to indemnify the Company, for any loss or damage relating to or arising from any default or negligence of CYOP.

You will ensure that only the authorized user of a credit card will enter information for or use that credit card for any transaction relating to the Web Site on your account. You will be liable, jointly and severally with the authorized user of the credit card, for any charges to any credit card used on your account, and for any harm or charges that result from any unauthorized use by any person of any credit card on your account, including termination of your account.

The user of a credit card on your account will be asked to agree to, and reaffirm, any charges that CYOP will make to the credit card. The user's agreement to and reaffirmation of those charges constitutes your representation and warranty to the Company and CYOP that you have authority to use that credit card, agree to be liable for the reaffirmed charges, and authorize CYOP to charge that credit card.

You agree to promptly notify CYOP and the Company of any changes to any entered credit card information including, without limitation, account number, expiration date, or billing address. You also agree to immediately notify CYOP and the Company if an entered credit card expires, is stolen, or is cancelled for any reason.

You may access your account information with ease and in a timely fashion, upon compliance with any applicable identification requirements. You may credit winnings back to your credit card up to the same amount of the initial charge at any time prior to settlement of that charge by the credit card issuer. CYOP will send to you by cheque at your entered billing address any winnings above the initial charge. There will be an additional service fee for this service.

The Company may at any time issue a warning, temporarily suspend, indefinitely suspend or terminate your membership account, or pursue any other remedies that may be available to the Company, if you breach this agreement. These conditions also apply to situations in which required member information cannot be verified or authenticated. You hereby grant to the Company a security interest in any funds that may be in your account from time to time to secure your obligations hereunder, and you agree to sign such documents and provide such further assurances as the Company may request to confirm and enforce that security interest.

Members whose accounts have been terminated may not access any member services in any manner for any reason without the express prior written consent of the Company. Active members may not knowingly allow any user whose membership has been terminated to use the active member's account, User ID, or password.

SECTION 2. COMPANY'S LIABILITY.

The Company makes no claims that the Web Site or the Materials it presents are appropriate or may be lawfully accessed, used or downloaded in the jurisdiction in which you are located. Access to the Materials may not be legal by certain persons or in certain jurisdictions. Your access to the Web Site is at your own risk and you are responsible for compliance with the laws of your jurisdiction.

The Material may contain inaccuracies or typographical errors. The Company makes no representations about the accuracy, reliability, completeness or timeliness of the Material or about the results to be obtained from the Web Site or the Material. Use of the Web Site or the Material is at your own risk. Changes are periodically made to the Web Site and may be made at any time.

THE COMPANY DOES NOT WARRANT THAT THE WEB SITE WILL OPERATE ERROR-FREE OR THAT THE WEB SITE AND ITS SERVER ARE FREE OF COMPUTER VIRUSES OR OTHER HARMFUL CONTENT. IF YOUR USE OF THE WEB SITE OR THE MATERIAL RESULTS IN THE NEED FOR SERVICING OR REPLACING EQUIPMENT OR DATA, THE COMPANY IS NOT RESPONSIBLE FOR THOSE COSTS.

THE WEB SITE AND MATERIAL ARE PROVIDED ON AN "AS IS" BASIS WITHOUT ANY CONDITIONS OR WARRANTIES OF ANY KIND. TO THE FULLEST EXTENT PERMITTED BY LAW, THE COMPANY DISCLAIMS AND YOU HEREBY WAIVE ALL EXPRESS AND IMPLIED CONDITIONS AND WARRANTIES, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY CONDITION OR WARRANTY OF MERCHANTABILITY, DURABILITY, COMPATIBILITY, NON-INFRINGEMENT OF THIRD PARTIES' RIGHTS OR FITNESS FOR A PARTICULAR PURPOSE. THE COMPANY MAKES NO WARRANTIES ABOUT THE ACCURACY, RELIABILITY, COMPLETENESS, OPERATION OR TIMELINESS OF THE MATERIAL, SERVICES, TEXT, GRAPHICS, PHOTOGRAPHS OR LINKS CONTAINED IN THE WEB SITE.

SECTION 3. LIABILITY LIMITATIONS.

IN NO EVENT SHALL THE COMPANY OR ANY THIRD PARTIES MENTIONED AT THE WEB SITE BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR DAMAGES RESULTING FROM LOST DATA OR BUSINESS INTERRUPTION) RESULTING FROM ANY USE OF OR INABILITY TO USE THE WEB SITE OR THE MATERIAL, REGARDLESS OF WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR ANY OTHER LEGAL THEORY, AND WHETHER THE COMPANY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


YOU AGREE THAT THE LIABILITY OF THE COMPANY AND ANY PARENT, SUBSIDIARIES, ASSOCIATED OR AFFILIATED COMPANIES AND THEIR RESPECTIVE DIRECTORS, OFFICERS,

AGENTS AND EMPLOYEES, FOR ALL CLAIMS ARISING FROM OR RELATING TO THE WEB SITE, THE MATERIAL OR THE USE THEREOF, AND WHETHER ARISING OUT OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR ANY OTHER LEGAL THEORY, SHALL NOT EXCEED IN CUMULATIVE AGGREGATE THE AMOUNT OF US$100.

No action, regardless of form, arising from or relating to the Web Site, the Material or the use thereof, may be brought by you against the Company more than SIX MONTHS after the cause of action has arisen.

SECTION 4. USE OF MATERIAL.

The contents of the Web Site, including without limitation the text, graphics, photographs, images, software and other material ("Material"), are protected by copyright under both United States and foreign laws. Downloading, digitization, input, storage and printing of protected works all constitute acts of reproduction under copyright law. Unauthorized use of the Material will violate copyright, trade-mark and other laws. Except as expressly provided herein, you may not use, download, upload, copy, print, display, perform, record, copy, reproduce, publish, license, post, transmit or distribute any information, data, software code, documents, text, photographs, images, graphics, audio or video from the Web Site in whole or in part without the prior written permission of Bingo.com, Inc.

The Company authorizes you to view and download a single copy of the Material on the Web Site only to the extent necessary for you to use the Web Site strictly in accordance with these Terms and Conditions and solely for your personal, non-commercial use. You must retain all copyright and other proprietary notices contained in the original Material on any copy you make of the Material. You may not sell or modify the Material or reproduce, display, publicly perform, distribute or otherwise use the Material in any way for any public or commercial purpose.

BINGO.COM and other related marks, names, slogans, logotypes and logos set forth on the Web Site are trade-marks or service marks of the Company. Any other company, product, trade or service names set forth on the Web Site are used for identification purposes only and may be trade-marks of their respective owners. These Terms and Conditions do not authorize you to use any trade-marks or services marks of the Company or of any other party.

You may not use any device, software, or routine to interfere or attempt to interfere with the normal operation of the Web Site, or any transactions conducted through the Web Site If you violate any of these Terms and Conditions, your permission to use the Material automatically terminates, you must immediately destroy any copies you have made of the Material and you will be liable to the Company for any damage associated with the violation.

SECTION 5. USER SUBMISSIONS.

You may not give false information or intentionally hide required information at the time of registration. Upon registration, you must choose a User ID to represent yourself to others, and a password. You may not select as a User ID the name of another person, or a name that violates trade-mark, copyright, or other proprietary right. You are entirely responsible for maintaining the confidentiality of your password. You are liable for all activities conducted through your User ID, and any consequences and charges that arise from such use, including any use resulting from any disclosure of your password. You are hereby warned that no staff member of Bingo.com is permitted to ask for your password online. Although your internet service may allow a feature that `remembers' a password, use of this feature is strongly discouraged as it may make it possible for third parties to access your User ID and account.

Generally, any communication that you post to the Web Site is considered to be non-confidential. If particular Web Site pages permit the submission of communications which will be treated by the Company as confidential, that fact will be stated in the Company's Privacy Policy. By posting communications to the Web Site, you automatically grant the Company a royalty-free, perpetual, irrevocable nonexclusive universe-wide license to use, reproduce, modify, publish, edit, translate, distribute, perform, and display the communication alone or as part of other works in any form, media or technology, whether now known or hereafter developed, and to sublicense such rights.

As a user, you are responsible for all communications and are responsible for the consequences of those communications. You must not do or permit any of the following things: post or arrange the exchange of material in which copyright subsists, unless you are the copyright owner or have the permission of the copyright owner to post it; post or arrange the exchange of material that reveals trade secrets, unless you own them or have the permission of the owner; post or arrange the exchange of material that infringes on any other intellectual property rights of others or on the privacy or publicity rights of others; post or arrange the exchange of material that is illegal, obscene, defamatory, threatening, harassing, abusive, hateful, disruptive or embarrassing to another user or any other person or entity; post or arrange the exchange of any sexually-explicit images; post advertisements or solicitations of business; post or arrange the exchange of chain letters or pyramid schemes; or impersonate another person.

The Company does not represent or guarantee the truthfulness, accuracy, or reliability of any communications posted by other users or endorse any opinions expressed by users. You acknowledge that any reliance on material posted by other users will be at your own risk.

The Company may, but is not obligated to, monitor and screen communications posted by users. If notified by a user of communications which allegedly do not conform to these Terms and Conditions, the Company may investigate the allegation and determine in good faith and its sole discretion whether to remove or request the removal of the communication. You agree to immediately remove material if requested by the Company. The Company has no liability or responsibility to users for performance or non-performance of such activities. The Company reserves the right to expel users and prevent their further access to its web sites for violating these Terms and Conditions or the law, and the Company reserves the right to block the posting of or remove communications which the Company believes to be abusive, illegal or disruptive.
Some of the Company's games reward successful players with prizes that can take the form of cash or other miscellaneous prizes. The operation of the game and the awarding of the prize to you must be lawful under all laws and regulations applicable in the jurisdiction in which you are located in order for you to be eligible for prizes. Without limitation, players who reside in Quebec or outside of the United States or Canada (excluding Quebec), or who are under 18 years of age, are not eligible to receive some of the prizes offered elsewhere by the Company.

Furthermore, to be eligible for a cash prize, you must provide the Company with specific personal individual information for income tax purposes. This specific information includes: full legal name, complete address (city, state, country and zip/postal code), a social security number (social insurance number in Canada) and date of birth. All information must be completed in full as described in our Affidavit of Eligibility (copy available on the Web Site) and must be accurate in order to receive a prize. If information is not provided or cannot be verified, you will not be eligible to receive a prize.

Bingo.com also reserves the right to use the collected personal information in advertising, promotional and/or marketing materials as described in our Rules section and the Liability and Publicity Release on our prize claim form, copies of which are available on the Web Site.

SECTION 6. NOTICE AND PROCEDURE FOR MAKING CLAIMS OF COPYRIGHT INFRINGEMENT.

If you believe that your work has been copied in a way that constitutes copyright infringement, please provide the Company's copyright agent the written information specified below. This procedure is exclusively for notifying the Company that your copyright has been infringed.

An electronic or physical signature of the person authorized to act on behalf of the owner of the copyright interest;

A description of the copyrighted work that you claim has been infringed upon;

A description of where the material that you claim is infringing is located on the site;

Your address, telephone number, and e-mail address;

A statement by you that you have a good-faith belief that the disputed use is not authorized by the copyright owner, its agent, or the law;

A statement by you, made under penalty of perjury, that the above information in your notice is accurate and that you are the copyright owner or authorized to act on the copyright owner's behalf.

THE COMPANY'S COPYRIGHT AGENT FOR NOTICE OF CLAIMS OF COPYRIGHT INFRINGEMENT ON ITS SITE CAN BE REACHED AS FOLLOWS:


Bingo.com Copyright Agent
Bingo.com, Inc.
1286 Homer St., Suite 300
Vancouver, BC
V6B 2Y8
Tel. 604-647-6407
Fax 604-647-6422


SECTION 7. USER INFORMATION.

Subject to the Company's Privacy Policy, the Company may use the information it obtains relating to you, including your IP address, name, mailing address, email address and use of the Web Site, for its internal business and marketing purposes and may disclose the information to third parties for such purposes.

SECTION 8. LINKS TO OTHER WEB SITES.

The Web Site may contain links to third party web sites. These links are provided solely as a convenience to you and not as an endorsement by the Company of the contents on such third-party web sites. The Company is not responsible for the content of linked third-party sites and does not make any representations regarding the content or accuracy of materials on such third party web sites. If you decide to access linked third-party web sites, you do so at your own risk.

SECTION 9. COMPLIANCE WITH EXPORT CONTROL AND OTHER LAWS.

The laws of the United States and other jurisdictions control the export, import and use of products, services and information. You agree to comply with all laws and regulations applicable to the export, import or use of the Materials, and more particularly you agree not to export, import or use the Materials, or permit the export, import or use of the Materials, in contravention of any applicable laws or regulations. By downloading the Materials, you represent and warrant to the Company that you are not a person or in a jurisdiction to which such export or import is prohibited, and that you are not a person by whom, or in a jurisdiction in which, such use is prohibited by any applicable laws or regulations.

SECTION 10. INDEMNITY.

You agree to defend, indemnify and hold harmless the Company, its officers, directors, employees and agents, from and against any claims, actions or demands, including without limitation reasonable legal and accounting fees, alleging or resulting from your use of the Material or your breach of the Terms and Conditions. The Company shall provide notice to you of any such claim, suit, or proceeding and shall assist you, at your expense, in defending any such claim, suit or proceeding.

SECTION 11. GENERAL.

These Terms and Conditions are governed by the internal substantive laws of the Province of British Columbia, Canada, without respect to its conflict of laws principles. If any provision of these Terms and Conditions is found to be invalid by any court having competent jurisdiction, the invalidity of such provision shall not affect the validity of the remaining provisions of these Terms and Conditions, which shall remain in full force and effect. No waiver of any term of these Terms and Conditions shall be deemed a further or continuing waiver of such term or any other term. Except as expressly provided in the Company's Privacy Policy, Legal Notices or material on particular web pages, these Terms and Conditions constitute the entire agreement between you and the Company with respect to the use of the Web Site.

Select the Game you want to play and click the Play Game button. This will take you into that particular game, where you'll join the other players in the "waiting room" until the game starts. Since each game is designed for a specific number of players, a game will start only when that room is full of players. When the required number of players have entered the room, a 5 second countdown clock will start on screen, giving you time to loosen up your mouse fingers and get ready to play!

When the game list pops up you will see multiple games being displayed on the list. Each game has different variables that create different types of games. These are displayed in different columns for ease of use.

Credits: Each Customer Credit is the equivalent of $0.01, and is calculated in U.S currency.

Game Name: We name the games so you can tell them apart. Aren't we thoughtful!

Game Type: The game type is the style of bingo you are playing for. Currently we only have 5 in-a-row, but patterns and much much more are coming soon.

No. Cards: Currently you can only play a 6 card game. In the future you will be able to play 6 - 12 - 18 cards. Your choice!

No. Players: We are running 10, 20 and 50 player games at this time. The game list will display the amount of people allowed in a game as well as the amount of people already waiting for you to join. A game must be full before it starts and remember, the more people playing against you, the bigger the winnings.

Ball Speed: This is a game of skill. To up the skill factor or lower it we can drop the balls as slow or as fast as we want. We currently have three settings. Slow, Normal and Fast. Entry Fee: The entry fee is the amount of money you are paying to play each game. This money goes into a prize pool and is 100% split by the winners.

NMF: The Network Maintenance Fee is how we can afford to give you all this fun and not take part of the pot. This money is used to operate our system and improve on what we've already given you.

Prize Pool: You will notice two parts to the prize pool. The first part is an image of a trophy with a number on it. This trophy tells you what kind of a payout applies to this game.

This image represents the Winner Takes All payout. You got it 100% of the prize pool goes to the 1st place winner.

This image represents Top 5 Winners payout. In this case the pot is split between the 5 top players.

The Second part represents the total amount of money in the pool when the game is full.

Play!: Now you know what all the variables are. Choose the game you want to play and click on the play button at the end of the line to launch the game.

SECTION 1. INFORMATION COLLECTION AND USE

Bingo.com, Inc in partnership with CYOP Systems International Inc. will not sell, share, or rent information collected through the CrediPlay Network to others in ways different from what is disclosed in this statement.

SECTION 2. REGISTRATION

In order to join the CrediPlay network, a user must first complete the registration form on one of our affiliate websites. During registration, a user is required to give contact information (such as name and email address) and financial information (such as credit card number and expiration date). This information is used to contact the user about CrediPlay's services for which they have expressed interest as well as for billing purposes. Users should also find out if they are required, in their region, to report these earnings for income tax purposes.

Where it is optional for the user to provide demographic information (such as income level and gender) or other unique identifiers, the user may opt out, but is encouraged to provide this information so that CYOP Systems and its affiliates can provide a more personalized experience on its sites.

SECTION 3. LOG FILES

CYOP Systems uses IP addresses to analyze trends, administer the site, track users' movements, and gather broad demographic information of aggregate use. IP addresses are not linked to personally identifiable information.

SECTION 4. SHARING

CYOP Systems will share aggregated demographic information with our partners. This is not linked to any personal information that can identify any individual person. If CYOP Systems' partners with another party to provide the CrediPlay Service, when the user signs up for CrediPlay, names and other contact information that is necessary for the third party to provide the CrediPlay service will be shared.

SECTION 5. LINKS

This web site may contain links to other sites. Please be aware that CYOP Systems is not responsible for the privacy practices of other sites unless they are direct affiliates to CrediPlay. Users are encouraged to be aware when they leave CrediPlay, to read the privacy statements of each and every web site that collects personally identifiable information. This privacy statement applies solely to information collected by CrediPlay.

SECTION 6. SURVEYS & Contests

From time to time the site requests information from users via surveys or contests. Participation in these surveys or contests is completely voluntary and the user therefore has a choice whether or not to disclose this information. Requested information may include contact information (such as name and shipping address), and demographic information (such as zip code, age level). Contact information will be used to notify the winners and award prizes. Survey information will be used for purposes of monitoring or improving the use and satisfaction of this site.

SECTION 7. SECURITY

CrediPlay takes every precaution to protect user and member information. When users or members submit sensitive information via a CrediPlay affiliate site, that information is protected both online and off-line.

When the registration form asks users to enter sensitive information (such as credit card number and/or social security number), that information is encrypted and is protected with the best encryption software in the industry - SSL. While on a secure page, such as our order form, the lock icon on the bottom of Web browsers such as Netscape Navigator and Microsoft Internet Explorer becomes locked, as opposed to un-locked, or open, as it is when the user is just 'surfing'.

CYOP Systems uses 128-bit SSL encryption to protect sensitive information online, and also do everything possible to protect user-information off-line. All users' information, not just the sensitive information mentioned above, is restricted in our offices. Only employees who need the information to perform a specific job (for example, a billing clerk or a customer service representative) are granted access to personally identifiable information. Our employees must use password-protected screen-savers when they leave their desk. When they return, they must re-enter their password to re-gain access to your information. Furthermore, ALL employees are kept up-to-date on security and privacy practices. Every quarter, as well as any time new policies are added, employees are notified and/or reminded about the importance CYOP Systems places on privacy, and what they can do to ensure that user and member information is protected. Finally, the servers that store personally identifiable information are kept in a secure environment, behind a locked cage.

SECTION 8. SPECIAL OFFERS

CYOP Systems will send all new members a welcoming email to verify password and username. CYOP Systems will also send regular newsletters to CrediPlay members. Established members will occasionally receive information on products, services, special deals, and a newsletter. Out of respect for the privacy of our users, we present the option to not receive these types of communications. Please see the choice and opt-out section below.

SECTION 9. SITE AND SERVICE UPDATES

CYOP Systems will also send the users site and service announcement updates via email or phone. Members are not able to un-subscribe from service announcements, which contain important information about the service. We do this in order to communicate with the user regarding requested services and issues relating to their account. Correction/Updating Personal Information: If a user's personally identifiable information changes (such as the zip code), or if a user no longer desires our service, CYOP Systems will endeavor to provide a way to correct or update that information. This can usually be done through the user's Account manager when logging in.

SECTION 10. CHOICE/OPT-OUT

Users who no longer wish to receive our newsletter or promotional materials from CYOP Systems' partners may opt-out of receiving these communications by un-subscribing through their account manager.

Users of our sites are always notified when their information is being collected by any outside parties. We do this so our users can make an informed choice as to whether they should proceed with services that require an outside party, or not.

SECTION 11. NOTIFICATION OF CHANGES

If we decide to change this privacy policy, we will post changes on our Homepage so our users are always aware of what information we collect, how we use it, and under what circumstances, if any, we disclose it. If at any point we decide to use personally identifiable information in a manner different from that stated at the time it was collected, we will notify users by way of an email. Users will have a choice as to whether or not we use their information in this different manner. We will use information in accordance with the privacy policy under which the information was collected.

                                   SCHEDULE C


                        PERFORMANCE SPECIFICATIONS OF ASP

This document describes the performance specifications for the services of the ASP selected to host the Software (referred to as the "Provider").

1.       DEFINITIONS

In this Schedule, the following terms shall have the meanings set forth below:

"CLIENT" shall mean any one or more of Licensee, Sublicensees and Customers as defined in the attached Agreement.

"NETWORK AVAILABILITY" shall be the percentage of time that the Provider's Systems are available to carry network traffic between the Software and the Point of Access.

"POINT OF ACCESS" shall mean Provider's border router which is used to establish connectivity from Provider's systems to its Internet service provider and the public Internet.

"PROVIDER'S SYSTEMS" shall be the entire physical operation(s) provided to host the Software. This includes all networks and servers, hardware and software utilized in the provision of services located behind the Point of Access.

"SERVER AVAILABILITY" shall be the percentage of time that the servers used to host the Software are operational and are successfully executing the necessary web and database server software.

"SOFTWARE AVAILABILITY" shall be the percentage of time that the hosted Software is accessible by the Software shall be considered accessible unless (insert qualification, e.g., if there is a complete loss of access by the Client).

"SYSTEM AVAILABILITY" means the availability of the Software combined with the availability of Provider's systems, for access by Client to receive the services.

"SYSTEM AVAILABILITY PERIOD" shall be defined as twenty-four (24) hours per day, seven days per week less the agreed system maintenance period.

"SYSTEM MAINTENANCE PERIOD" shall mean the time period from (insert maintenance time period) during which Software access and services are not available because of required system maintenance, upgrades, and other Provider's Systems' hosting requirements.


2.       PERFORMANCE STANDARDS

2.1 Provider is responsible for delivery of Software access services on the Provider's Systems up to and including the Point of Access. Provider shall monitor and manage capacity to endeavor to meet commitments regarding disk space, CPU usage, system alarms, connectivity (routers and firewalls) and bandwidth are within operating parameters. The services shall meet the following performance standards as measured during (insert measurement period), excluding any System Maintenance Period:

o    Server Availability = (insert number)%+/-(insert number for variance)%


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o    System Availability = (insert number)%+/-(insert number for variance)%

o    Software Availability = (insert number)%+/-(insert number for variance)%

o    Network Availability = (insert number)%+/-(insert number for variance)%

2.2 Provided agrees to provide and allocate [insert amount, eg as percentage, memory capacity or number of servers] server space and [insert size] bandwidth for hosting of the Software.

3.       PROBLEM RESOLUTION STANDARDS

3.1 Provider shall respond to incidents that have been reported by the Client within the time parameters described as follows: (insert Provider's support service response times, depending on level of severity)

4.       NETWORK ARCHITECTURE

4.1 Provider shall contract with its Internet service provider(s) to ensure that network packet loss does not exceed 1 percent from the Point of Access to the termination point of the Internet Service Provider's uplink to the public Internet.

4.2 Provider shall implement redundant networking devices: routers, firewalls, switches and balancing devices.

4.3 The Provider's Systems shall support public Internet access through diverse paths and routing to enable disaster recovery.

4.4 Network packets shall travel the round-trip length of the Provider's Systems in (insert time in milliseconds) or less. This shall be measured using a standard ping test from a designated Software database server to the end of the Point of Access.

4.5 Provider shall deploy a firewall to filter out network traffic that is not accessing the Software and load balancing devices. The servers to which the load balancer is directing traffic shall not receive packets directly from the Internet.

The Provider's Systems shall include reasonable attacker defences and security measures. The Provider's Systems shall be configured with reasonable security measures regarding data theft (through SSL encryption) and unautho-rized network access from other subnets within Provider.

4.6 Any packet processed by the Internet router and forwarded to the Software servers shall first be examined by an intrusion detection ("ID") system. The ID system shall be configured to monitor for network attacks, Java Server attacks, Web Server attacks, Server system attacks, and take appropriate measures should an incident occur. In the event of an attack, the offensive packets shall either be stopped at the Point of Access, edge router, or firewall, or be redirected to another location for further investigation and prosecution, and prevented from entering the Provider's Systems.

4.7 Unauthorized traffic between Client and other software that is hosted on Provider's Systems, shall be denied.

5.       PROVIDER SYSTEMS SERVICES

5.1 Provider shall define the Software network and systems architecture and in turn specify which hardware and/or software is required to perform the services.


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5.2 Provider shall procure, at its cost and expense, hardware and/or software used to meet Provider's obligations under this Agreement. Provider shall maintain and support platform operating systems, including required patches. Provider shall periodically review and apply new patches for operating systems as necessary to perform the services.

5.3 Provider shall monitor server utilization levels and acquire additional hardware as necessary to perform the services.

5.4 Provider shall carry spare parts inventory in sufficient quantities to support the services. Such spares will not include CPU or memory. These shall be provided under Provider's support contract with the relevant hardware vendor.

6.       SERVER AND DATABASE ARCHITECTURE

6.1 Web and database servers shall support high availability and fault tolerance through the use of multiple web servers and a clustered database server configuration.

6.2 Configuration shall be highly secured through the utilization of a hardened server architecture which is based upon open standards.

7.       REPORTING

7.1 Provider shall provide to Client (insert how often, e.g., weekly) summary Software access reports and summary reports of Server Availability, System Availability, Software Availability and Network Availability.

7.2 When emergency maintenance that results from hosting server, network or other Provider Systems' failure is required, Provider will provide a reasonable amount of lead-time and arrange, with the Client, a solution that lessens the impact on the Client.

7.3 Provider will provide e-mail notification to the Client prior to scheduled maintenance windows and as soon as possible in the event of emergency maintenance.

8.       DATA BACKUPS AND RECOVERY

8.1 Provider shall perform data backup with rotation to off-site storage occurring as follows:

            (a) Hot (partial) backups of the database shall be performed at a minimum of daily intervals.

            (b) Full backups of the web servers shall be performed at a minimum of weekly intervals.

            (c) Cold (full) backups of the database shall be performed at a minimum of weekly intervals as part of the scheduled maintenance window.

8.2 Recovery requests under (insert size limit) shall be completed within (insert number) hours using the most recent version of the backup. Backups consist of data, databases, applications, and all configuration pieces required to restore the Client data.